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                                                                      Exhibit 21



                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES



Name of Subsidiary                                            Jurisdiction of Incorporation
------------------                                            -----------------------------
Maxim Integrated Products                                     England
   UK Limited

Maxim International Inc.                                      Virgin Islands

Maxim GmbH                                                    Germany

Maxim SARL                                                    France

Maxim Japan K.K.                                              Japan

Maxim Integrated Products Korea, Inc.                         Korea

Maxim Phil. Operating Corporation                             Philippines

Maxim Phil. Holding Corporation                               Philippines

   These Subsidiaries are 100% owned by the Registrant.

Maxtek Components Corporation                                 Oregon

   This Subsidiary is 50% owned by the Registrant.

Maxim Phil. Land Corporation                                  Philippines

   This Subsidiary is 40% owned by the Registrant.

















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